As filed with the Securities and Exchange Commission on July 29, 2010

Registration No. ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation or organization)

11-3096941
(I.R.S. Employer Identification No.)

520 8th Avenue
New York, New York 10018
(Address and zip code of principal executive offices)

Sterling Vision, Inc. 1995 Stock Incentive Plan
(Full title of the plan)

Glenn Spina
Chief Executive Officer
520 Eighth Avenue, 23rd Floor
New York, NY 10018
 (646) 737-1500
(Name, Address, Including Zip code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications and notices to:
Steven J. Kuperschmid, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Telephone: (516) 296-7055
Telecopier: (516) 296-7111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer __	Accelerated filer __

Non-accelerated filer ___	Smaller reporting company X

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	7,208,220	$0.03	$216,246.60	$15.42

(1)
This Registration Statement covers 7,208,220 shares of Common Stock issuable to Christopher G. Payan pursuant to that certain Non-Qualified Stock Option Agreement, dated as of December 29, 2004, by and between Emerging Vision, Inc., a New York corporation (the “Registrant”) and Christopher G. Payan, as amended by that certain Amendment to Non-Qualified Stock Option Agreement and Acknowledgement of Rescission by and between the Registrant and Christopher G. Payan (collectively, the “Option Agreement”), pursuant to the Sterling Vision, Inc. 1995 Stock Incentive Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(i) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on July 28, 2010, as reported by The OTC Bulletin Board.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by the Registrant to register an additional 7,208,220 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), issuable to Christopher G. Payan pursuant to the Option Agreement under the Sterling Vision, Inc. 1995 Stock Incentive Plan (the “Plan”).

On August 11, 1997, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-33355) (the “1997 Registration Statement”) in order to register 3,500,000 shares of Common Stock issuable under the Plan.

On July 14, 2000, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-41400) (the “2000 Registration Statement”) in order to register an additional 3,500,000 shares of Common Stock issuable under the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the 1997 Registration Statement and the 2000 Registration Statement, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference

Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a) Annual Report on Form 10-K for the year ended December 31, 2009.

(b) Current Report on Form 8-K, as filed with the Commission on January 15, 2010.

(c) Current Report on Form 8-K, as filed with the Commission on February 10, 2010.

(d) Current Report on Form 8-K, as filed with the Commission on April 19, 2010.

(e) Current Report on Form 8-K, as filed with the Commission on April 20, 2010.

(f) Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(g) Current Report on Form 8-K, as filed with the Commission on April 21, 2010.

(h) Current Report on Form 8-K, as filed with the Commission on June 17, 2010.

(i) Current Report on Form 8-K, as filed with the Commission on June 23, 2010.

(j)
The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A dated December 5, 1995, as amended by Form 8-A/A dated December 13, 1995, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 6.                                Indemnification of Directors and Officers

Reference is made to Sections 721-725 of the New York Business Corporation Law (“BCL”) which provide for indemnification of directors and officers in certain circumstances.

The Registrant's Restated Certificate of Incorporation provides that a director shall not be liable to the Registrant or its shareholders for damages for (i) any breach of duty in such capacity, except for liability in the event a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director personally gained, in fact, a financial profit or other advantage to which he was not legally entitled, or that such director's acts violated Section 719 of the BCL, or (ii) any act or omission prior to the adoption of this provision. The Registrant's Bylaws provide that the Registrant shall indemnify directors and officers, to the fullest extent permitted by applicable law, for all costs reasonably incurred and any amounts paid in settlement in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Registrant if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the Registrant and in criminal actions and proceedings, and in addition, had no reasonable cause to believe that his or her conduct was unlawful.

The above discussion of the BCL and of the Registrant’s Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and Restated Certificate of Incorporation.

Item 8.                                Exhibits

5	Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Shares reserved for issuance under the Registrant’s 1995 Stock Incentive Plan

23.1           Consent of Rosen Seymour Shapss Martin & Company, LLP

23.2           Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of July, 2010.

EMERGING VISION, INC.

By:/s/Glenn Spina
Glenn Spina
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                      Capacity                                                                Date

/s/Glenn Spina Chief Executive Officer and Director July 29, 2010
Glenn Spina

/s/Brian P. Alessi Chief Financial Officer and Treasurer July 29, 2010
Brian P. Alessi

/s/Dr. Alan Cohen Director July 29, 2010
Dr. Alan Cohen

/s/Joel L. Gold Director July 29, 2010
Joel L. Gold

/s/Seymour G. Siegel Director July 29, 2010
Seymour G. Siegel

/s/Joseph Silver Director July 29, 2010
Joseph Silver

/s/Jeffrey Kolton Director July 29, 2010
Jeffrey Kolton